UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2019

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Main St, Suite 700
Fort Worth, TX 76102
(Address of principal executive office, including zip code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LLEX	NYSE American

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangement for Principal Executive Officer

On December 17, 2019, Lilis Energy, Inc. (the “Company”) entered into an Employment Agreement effective January 1, 2020 (the “Employment Agreement”) with Joseph Daches under which Mr. Daches will continue to serve as the Company’s Chief Executive Officer. The Employment Agreement provides for a two-year term of employment, commencing on January 1, 2020, and the Employment Agreement will renew automatically for additional one-year periods beginning on January 1, 2022, unless either party gives notice of non-renewal at least 180 days before the end of the then-current term. The Employment Agreement replaces in its entirety Mr. Daches’ prior employment agreement with the Company.

Mr. Daches’ base salary under the Employment Agreement will not be less than $515,000 per annum. This base salary will be reviewed periodically by the Company’s Board of Directors (the “Board”). Mr. Daches will receive an annual equity grant equal to (i) 200% of his base salary divided by (ii) the closing price of a share of the Company’s common stock on the NYSE American exchange on the last trading date prior to the grant date, rounded down to the nearest whole number. Mr. Daches will also be eligible to receive an annual cash bonus equal to a percentage of his then current base salary, with an initial target annual bonus opportunity of not less than 100%, and additional awards of equity compensation, in each case as determined by the Board in its discretion.

Under the Employment Agreement, Mr. Daches will be entitled to a lump sum severance payment equal to 12 months of base salary and 12 months of COBRA premiums upon a termination by the Company without cause (as defined in the Employment Agreement) or a termination by Mr. Daches for good reason (as defined in the Employment Agreement). Upon a termination by the Company without cause or a termination by Mr. Daches for good reason within 18 months following a change of control (as defined in the Employment Agreement), he will be entitled to a lump sum severance payment equal to 24 months of base salary and 24 months of COBRA premiums. All severance payments under the Employment Agreement are subject to Mr. Daches’ execution and non-revocation of a release of claims against the Company.

Mr. Daches is subject to non-competition, non-solicitation, and confidentiality provisions under the Employment Agreement.

The foregoing description of the terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full copy of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Employment Agreement dated December 17, 2019, between Joseph Daches and Lilis Energy, Inc.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President, and Chief Financial Officer